UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/04/2006

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Technitrol, Inc. and AMI Doduco, Inc. (collectively, the "Companies") entered into a Second Amendment and Agreement dated May 4, 2006 (the "Amendment") with Bank of America, N.A. ("BANA") amending the Amended and Restated Consignment Agreement dated July 29, 2005 (the "Agreement") between the Companies and BANA. Pursuant to the Amendment, the limit of the value of commodities permitted to be consigned under the Agreement was increased from $50,000,000 to $75,000,000. The increase is temporary and is in effect from May 4, 2006 until July 15, 2006. Commencing July 16, 2006, the limit returns to $50,000,000. The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment which is attached hereto as Exhibit 10.17(2).

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.17(2) Second Amendment and Agreement dated May 4, 2006 among Bank of America, N.A., Technitrol, Inc. and AMI Doduco, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: May 09, 2006	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.17(2)	Second Amendment and Agreement